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                                   EXHIBIT 5










                        Milbank, Tweed, Hadley & McCloy
                            1 Chase Manhattan Plaza
                           New York, New York  10005



                                               February 15, 1996


Public Service Company of Oklahoma
212 East 6th Street
Tulsa, Oklahoma  74119

            Re:   Public Service Company of Oklahoma
                  Senior Notes


Ladies and Gentlemen:

            We are acting as special counsel for Public Service Company of Oklahoma, an Oklahoma corporation (the "Company"), in connection with the proposed public offering from time to time of up to $75,000,000 principal amount of the Company's Senior Notes (the "Senior Notes"), to be issued in one or more series pursuant to a Senior Note Indenture (the "Senior Note Indenture"), proposed to be entered into between the Company and Liberty Bank and Trust Company of Tulsa, National Association, as trustee, and to be amended by one or more Supplemental Indentures to be entered into in connection with the creation and issuance of each series of Senior Notes (each, a "Supplemental Indenture"). In connection with the proposed offering, the Company proposes to file a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering the Senior Notes under the Securities Act of 1933, as amended, for sale pursuant to one or more underwriting or similar agreements (each, an "Underwriting Agreement").

            We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

            Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that when the Senior Note Indenture is duly authorized, executed and delivered, and when the Supplemental Indenture with respect to a series of Senior Notes has been duly authorized, executed and delivered, and when the Senior Notes of such series have been duly authorized, executed, authenticated and issued in accordance with the terms of the Senior Note Indenture and the applicable Supplemental Indenture and delivered against payment therefor in accordance with the terms of the applicable Underwriting Agreement, the Senior Notes of such series will constitute legal, valid and binding obligations of the Company, entitled to the benefits of, and subject to the provisions of, the Senior Note Indenture and the applicable Supplemental Indenture, subject, however, to the fact that certain of the remedial or procedural provisions contained in the Senior Note Indenture may be limited or rendered unenforceable by the laws of the States wherein any mortgaged property is situated (but said laws do not, in our opinion, make the remedies and procedures afforded by the Senior Note Indenture inadequate for the practical realization of the benefits of the security provided thereby), and except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights, and (b) that such enforceability may be limited by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

            We do not express any opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.

            We hereby consent to the reference to us under the heading "Legal Opinions" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,


                                    Milbank, Tweed, Hadley & McCloy

RBW/DBB,Jr.